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Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of META Group, Inc. on Form S-8 of our report dated February 19, 2002 (March 26, 2002 as to Note 9) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to META Group, Inc.'s adoption of Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements"), appearing in the Annual Report on Form 10-K of META Group, Inc. for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP

Stamford, CT
December 19, 2002

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INDEPENDENT AUDITORS' CONSENT